Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-196992) of Golar LNG Limited of our report dated April 29, 2015 relating to the financial statements of Golar LNG Partners LP, which appears in Form 20-F.

/s/ Ernst & Young LLP
Ernst & Young LLP
London, England
April 30, 2015